                                                                [EXECUTION COPY]



                                                                   Exhibit 10.73




                   ASSET BRIDGE SECURITIES PURCHASE AGREEMENT,


                                   dated as of


                                February 4, 2000,


                                      among


                         PALM BEACH RAIL HOLDING, INC.,


                               RAILAMERICA, INC.,
                                       and
                          THE GUARANTORS PARTY HERETO,


                                       and


                          THE PURCHASERS PARTY HERETO.

                               PURCHASE AGREEMENT
                                TABLE OF CONTENTS


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                                                                                                   Page
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                                    ARTICLE I

                                   DEFINITIONS

Section 1.1    Definitions..........................................................................1
Section 1.2    Incorporated Definition..............................................................9

                                   ARTICLE II

              PURCHASE AND SALE OF SECURITIES; TERMS OF SECURITIES

Section 2.1    Commitment to Purchase...............................................................9
Section 2.2    Takedown Procedures..................................................................9
Section 2.3    Fees................................................................................10
Section 2.4    Mandatory Termination of Commitments................................................10
Section 2.5    Interest............................................................................10
Section 2.6    Maturity of Asset Bridge Notes; Prepayment of Asset Bridge Notes....................11
Section 2.7    Taxes...............................................................................13

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                 HOLDINGS, INTERMEDIATE HOLDINGS AND THE COMPANY

Section 3.1    Incorporation of Representations and Warranties in Incorporated
                   Agreement.......................................................................16
Section 3.2    Authorization, Execution and Enforceability.........................................17
Section 3.3    Capitalization......................................................................17
Section 3.4    Solicitation........................................................................17
Section 3.5    Non-fungibility.....................................................................18


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                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Section 4.1    Purchase for Investment; Authority; Binding Agreement...............................18

                                    ARTICLE V

                        CONDITIONS PRECEDENT TO PURCHASE

Section 5.1    Conditions to Purchasers' Obligation at Takedown....................................19
Section 5.2    Conditions to the Intermediate Holdings Obligations.................................26

                                   ARTICLE VI

                                    COVENANTS

Section 6.1    Incorporation of Affirmative Covenants from the Incorporated
                   Agreement.......................................................................27
Section 6.2    Incorporation of Negative Covenants from the Incorporated
                   Agreement.......................................................................27
Section 6.3    Investment Company Act..............................................................29
Section 6.4    Use of Proceeds.....................................................................29
Section 6.5    Copies of Documents and Notices.....................................................29
Section 6.6    Syndication Efforts.................................................................30

                                   ARTICLE VII

                                EVENTS OF DEFAULT

Section 7.1    Events of Default Defined; Acceleration of Maturity; Waiver of
                   Default.........................................................................30

                                  ARTICLE VIII

                             LIMITATION ON TRANSFERS

Section 8.1    Restrictions on Transfer............................................................32
Section 8.2    Restrictive Legends.................................................................32
Section 8.3    Notice of Proposed Transfers........................................................33
Section 8.4    Right to Sell, Transfer or Assign Asset Bridge Notes................................34
Section 8.5    Replacement Asset Bridge Notes......................................................34

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                                   ARTICLE IX

                                COLLATERAL AGENT

Section 9.1    Actions.............................................................................34
Section 9.2    Exculpation.........................................................................35
Section 9.3    Successor...........................................................................35
Section 9.4    Asset Bridge Notes held by the Collateral Agent.....................................36
Section 9.5    Credit Decisions....................................................................36
Section 9.6    Reliance by the Collateral Agent....................................................36
Section 9.7    Defaults............................................................................36
Section 9.8    Payment of Costs and Expenses.......................................................37
Section 9.9    Indemnification.....................................................................37

                                    ARTICLE X

                                   GUARANTEES

Section 10.1   Guarantees..........................................................................39
Section 10.2   Limitation on Guarantor Liability...................................................41
Section 10.3   Consolidation or Merger of Guarantors...............................................41

                                   ARTICLE XI

                                  MISCELLANEOUS

Section 11.1   Notices.............................................................................41
Section 11.2   No Waivers; Amendments..............................................................41
Section 11.3   Indemnification.....................................................................42
Section 11.4   Expenses............................................................................44
Section 11.5   Payment.............................................................................44
Section 11.6   Successors and Assigns..............................................................45
Section 11.7   Brokers.............................................................................45
Section 11.8   New York Law; Submission to Jurisdiction; Waiver of Jury Trial......................45
Section 11.9   Severability........................................................................45
Section 11.10  Counterparts........................................................................45
Section 11.11  Confidentiality.....................................................................46
Section 11.12  Survival of Representations and Warranties..........................................46
Section 11.13  Construction........................................................................46
Section 11.14  Integration.........................................................................46
Section 11.15  Replacement Asset Bridge Notes......................................................47
Section 11.16  Headings............................................................................47


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



                SCHEDULES

Schedule 3.3    Capitalization of Holdings


                ANNEX

Annex I         Corporate and Capital Structure

                EXHIBITS

Exhibit A       Form of Asset Bridge Escrow Agreement
Exhibit B       Form of Asset Bridge Note
Exhibit C       Form of Asset Bridge Equity Registration Rights Agreement
Exhibit D       Form of Asset Bridge Warrant Agreement
Exhibit E       Form of Asset Bridge Pledge and Security Agreement
Exhibit F       Form of Issuance Date Certificate
Exhibit G       Form of Solvency Certificate


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



                          SECURITIES PURCHASE AGREEMENT

         THIS AGREEMENT, dated as of February 4, 2000, is made by and among PALM BEACH RAIL HOLDING, INC., a Delaware corporation ("INTERMEDIATE HOLDINGS"), RAILAMERICA, INC., a Delaware corporation ("HOLDINGS"), each Designated Restricted Subsidiary of Intermediate Holdings that is a party hereto as a "Guarantor" (collectively, the "GUARANTORS"), the Persons parties hereto as "Purchasers" (collectively, the "PURCHASERS").

         The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 DEFINITIONS. The following terms, as used herein (including as used in any provision of the Incorporated Agreement that has been incorporated by reference herein), have the following meanings:

         "ADDITIONAL ASSET BRIDGE NOTES" means Asset Bridge Notes issued in satisfaction of Intermediate Holdings' obligations to pay interest on the outstanding Asset Bridge Notes in accordance with the terms hereof.

         "ADMINISTRATIVE AGENT" is defined in the definition of the term "Credit Agreement".

         "AGREEMENT" means this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "ASSET BRIDGE EQUITY REGISTRATION RIGHTS AGREEMENT" means the Asset Bridge Equity Registration Rights Agreement, dated as of February 4, 2000, among Holdings and the Purchasers, in the form attached as Exhibit C to this Agreement, as amended, supplemented or otherwise modified from time to time.

         "ASSET BRIDGE ESCROW AGREEMENT" means the Asset Bridge Escrow Agreement, dated as of February 4, 2000, among Holdings, the Purchasers and the Escrow Agent, in the form attached as Exhibit A to this Agreement, as amended, supplemented or otherwise modified from time to time.

         "ASSET BRIDGE NOTES" means Intermediate Holdings' Asset Bridge Senior Secured Increasing Rate Bridge Notes substantially in the form set forth as EXHIBIT B hereto.

         "ASSET BRIDGE PLEDGE AND SECURITY AGREEMENT" means the Asset Bridge Pledge and Security Agreement executed and delivered by an Authorized Officer of Intermediate Holdings and each Guarantor pursuant to CLAUSE (W) of SECTION 5.1, substantially in the form of EXHIBIT E hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "ASSET BRIDGE WARRANT AGREEMENT" means the Asset Bridge Warrant Agreement, dated as of February 4, 2000, among Holdings and the Purchasers in the form attached as Exhibit D to this Agreement, as amended, supplemented or otherwise modified from time to time.

         "AUTHORIZED OFFICER" means, relative to any Obligor, those of its officers, general parties or managing members (as applicable) whose signatures and incumbency shall have been certified to the Purchasers and the Holders pursuant to CLAUSE (A) of SECTION 5.1.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

         "COLLATERAL AGENT" means Rail America Funding, Inc., in its capacity as collateral agent for the Secured Parties and includes each other Person appointed as the successor Collateral Agent pursuant to SECTION 9.3.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMITMENT" means, with respect to any Purchaser, the amount set forth opposite its name on the signature pages hereto or the obligation of such Purchaser to purchase Asset Bridge Notes hereunder in an aggregate principal amount at any time outstanding not to exceed such amount.

         "COMMON STOCK" means the authorized common stock, par value $.001 per share, of Holdings.

         "COMPANY" is defined in the definition of the term "Credit Agreement".

         "CREDIT AGREEMENT" means the Credit Agreement, dated as of February 4, 2000, among RailAmerica Transportation Corp. (the "COMPANY"), Intermediate Holdings, Holdings, Railink, Ltd., a corporation organized and existing under the laws of the Province of Alberta, Canada, Freight Victoria Limited, a corporation organized and existing under the laws of Australia, the lenders party thereto, DLJ Capital Funding, Inc., as syndication agent for the lenders, the lead arranger and the sole book running manager, The Bank of Nova Scotia, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the lenders, and ING (U.S.) Capital LLC and Fleet National Bank, as documentation agent for the lenders, as amended, modified, amended and restated, renewed, refunded, replaced or refinanced from time to time, PROVIDED that (i) such


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



refinancing or refunding has a final maturity date that is the same as or later than the final maturity date of the Indebtedness being amended, modified, amended and restated, renewed, refunded, replaced or refinanced, and (ii) the principal amount thereof does not exceed $380,000,000, plus the amount of reasonable expenses incurred in connection therewith (other than as a result of currency fluctuations) less the amount of all principal repayments actually made from time to time hereafter of term Indebtedness and permanent reductions of revolving Indebtedness thereunder.

         "DEBT INCURRENCE" means any incurrence by Holdings, Intermediate Holdings or any of its Designated Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under CLAUSE (B) of SECTION 6.2.

         "DEFAULT" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "DESIGNATED RESTRICTED SUBSIDIARY" means Kalyn/Siebert.

         "DOLLARS" or "$" mean lawful currency of the United States of America.

         "ESCROW AGENT" means Snoga, Inc., a Delaware corporation.

         "EVENT OF DEFAULT" has the meaning set forth in SECTION 7.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXPIRATION DATE" has the meaning set forth in SECTION 2.1(B).

         "FEE LETTER" means the letter agreement with respect to fees dated February 1, 2000 made by DLJ Bridge Finance, Inc. and DLJ Capital Funding, Inc and accepted by Holdings on February 2, 2000.

         "FINANCING DOCUMENTS" means this Agreement, the Asset Bridge Notes, the Asset Bridge Equity Registration Rights Agreement, the Asset Bridge Warrant Agreement, the Warrants and the Asset Bridge Escrow Agreement.

         "FIRST ANNIVERSARY DATE" means the first anniversary of the Issuance Date (or if such date is not a Business Day, the next preceding Business Day).

         "GUARANTEE" means the guarantee by the Guarantors of the Asset Bridge Notes pursuant to Article X.


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         "GUARANTEE OBLIGATION" means as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined in good faith by the guaranteeing Person.

         "GUARANTORS" is defined in the preamble.

         "HOLDER" means any holder of any Asset Bridge Note.

         "HOLDINGS" is defined in the preamble.

         "INCORPORATED AGREEMENT" means the Credit Agreement; PROVIDED that any amendment, supplement or waiver thereto or thereunder shall be effective for purposes of this definition if and only if consented to in writing by the Majority Holders. Each reference herein to the Incorporated Agreement shall by such reference incorporate the provisions of the Incorporated Agreement to which such reference is made as though fully set forth in such place, together with related definitions and ancillary provisions, PROVIDED that for purposes of such incorporation by reference, except as the context may otherwise require:

                  (i) references therein to "this Agreement", the "Notes", the "Loan Documents" and the like shall be deemed to refer to and include this Agreement, the Asset Bridge Notes and the Financing Documents, respectively;




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



                  (ii) references therein to the "Administrative Agent" shall be deemed to refer to the Purchasers;

                  (iii) references therein to the "Lenders" shall be deemed to refer to (x) prior to the issuance of the Asset Bridge Notes, the Purchasers and (y) from and after the issuance of the Asset Bridge Notes, the Holders from time to time of the Asset Bridge Notes;

                  (iv) references therein to the "Required Lenders" or the like shall be deemed to refer to the Majority Holders;

                  (v) references therein to the "Obligors" shall be deemed to refer to Holdings, Intermediate Holdings and the Guarantors;

                  (vi) references in Article VI thereof to the "Credit Extensions" shall be deemed to refer to the Indebtedness evidenced by the Asset Bridge Notes; and

                  (vii) provisions within the Incorporated Agreement shall be deemed for all purposes hereof to be modified as set forth in ARTICLES III, VI and VII hereof.

         "INITIAL RATE" has the meaning set forth in SECTION 2.5(B).

         "INTEREST PAYMENT DATE" means each May 4, August 4, November 4 and February 4 (or, if any such date is not a Business Day, the next succeeding Business Day).

         "INTERMEDIATE HOLDINGS" is defined in the preamble.

         "ISSUANCE DATE" means the date the Asset Bridge Notes are issued by Intermediate Holdings and purchased by the Purchasers.

         "ISSUANCE DATE CERTIFICATE" means a certificate of an Authorized Officer of Holdings and Intermediate Holdings substantially in the form of EXHIBIT F hereto, delivered pursuant to CLAUSE (D) of SECTION 5.1.

         "LENDERS" means the banks and other financial institutions from time to time party to the Credit Agreement.

         "LOAN DOCUMENTS" means the Credit Agreement, together with all notes, collateral and security documents, guaranties, interest rate hedge or similar arrangements to which the counterparty at the time such interest rate hedge or similar arrangement was entered into was a lender under the Credit Agreement or any of its Affiliates, agreements and other documents delivered at any time in connection therewith, all as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.



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



         "MAJORITY HOLDERS" means (i) at any time prior to the issuance of the Asset Bridge Notes, the Purchasers and (ii) at any time thereafter, the holders of voting rights with respect to waivers, amendments and other actions permitted or required to be taken by Holders under the terms of the Asset Bridge Notes constituting a majority of such voting rights attributable to the aggregate outstanding amount of Asset Bridge Notes at such time.

         "MATERIAL ACQUISITION DOCUMENTS" means the Merger Agreement, the Credit Agreement and all other material instruments, agreements and documents relating to the Acquisition, the RailAmerica Refinancing, the RailTex Refinancing, the Intermediate Holdings Asset Bridge Note Issuance, the Equity Issuance, the Asset Transfer and the transactions contemplated hereby or thereby, in each case as amended from time to time in accordance with CLAUSE (J) of SECTION 6.2.

         "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, assets, condition (financial or otherwise), operations, performance, properties or prospects of Holdings, Intermediate Holdings and the Designated Restricted Subsidiaries taken as a whole, (ii) the material impairment of the ability of Holdings, Intermediate Holdings or any Guarantor to perform their respective obligations under the Financing Documents, or (iii) a material adverse effect on the rights and remedies of any Holder under any Financing Document.

         "MORTGAGE" means each mortgage, deed of trust or agreement executed and delivered by any Designated Restricted Subsidiary in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the requirements of this Agreement in form and substance satisfactory to the Collateral Agent, under which a Lien is granted on the real property and fixtures described therein, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "NET DEBT PROCEEDS" means with respect to the sale or issuance by Holdings, Intermediate Holdings or the Designated Restricted Subsidiaries to any Person of any of its Indebtedness not permitted pursuant to Section 7.2.2 of the Incorporated Agreement as incorporated by reference in CLAUSE (B) of SECTION 6.2, the EXCESS of:

                  (a) the gross cash proceeds received by such Person from such sale or issuance,

OVER

                  (b) all underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of Holdings in connection therewith.


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



         "NET EQUITY PROCEEDS" means with respect to any sale or issuance by Holdings, Intermediate Holdings or the Designated Restricted Subsidiaries to any Person of any of their respective Capital Stock or, warrants or options for such Capital Stock or the exercise of any such warrants or options, the excess of:

                  (a) the gross cash proceeds received by Holdings, Intermediate Holdings or any such Designated Restricted Subsidiary from such sale, exercise or issuance; PROVIDED, HOWEVER, that Intermediate Holdings may exclude up to $100,000 in aggregate of such gross proceeds received in each Fiscal Year as a result of any sale or issuance by Holdings or Intermediate Holdings to any Person of any of their respective Capital Stock or, warrants or options for such Capital Stock or the exercise of any such warrants or options,

OVER

                  (b) the sum of all underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance which have not been paid to Affiliates of Holdings or Intermediate Holdings in connection therewith.

         "OBLIGATIONS" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of Holdings, Intermediate Holdings and each other Obligor arising under or in connection with a Financing Document, including the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section
8.1.9 of the Incorporated Agreement as incorporated by reference in CLAUSE (I) of SECTION 7.1, whether or not allowed in such proceeding) on the Asset Bridge Notes.

         "OTHER TAXES" has the meaning set forth in SECTION 2.7(A).

         "PERSON" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "PRIME RATE" means, as of any date, the rate of interest then most recently announced by The Bank of New York as its prime or reference rate for dollars loaned in the United States.

         "PROJECTIONS" is defined in CLAUSE (H)(I)(B) of SECTION 5.1.

         "PURCHASERS" is defined in the PREAMBLE.


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



         "RESTRICTED SUBSIDIARY" means any Subsidiary of Intermediate Holdings other than Ferronor.

         "SECURED PARTIES" means the Collateral Agent and each of the Holders.

         "SECURED PARTY'S ENVIRONMENTAL LIABILITY" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against any Secured Party or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property owned, leased or operated upon (including rights of way easements) of Holdings, Intermediate Holdings or any of its Designated Restricted Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from Holdings', Intermediate Holdings' or any of its Designated Restricted Subsidiaries' or any of their respective predecessors' properties owned, leased or operated upon (including right of way easements);

                  (b) any misrepresentation, inaccuracy or breach of any warranty contained in Section 6.12 of the Incorporated Agreement as incorporated by reference in CLAUSE (K) of Section 3.1;

                  (c) any violation or claim of violation by Holdings, Intermediate Holdings or any of its Designated Restricted Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by Holdings, Intermediate Holdings or any of its Designated Restricted Subsidiaries, or in connection with any property owned, leased or operated upon (including right of way easements) or formerly owned, leased or operated upon (including rights of way easements) by Holdings, Intermediate Holdings or any of its Designated Restricted Subsidiaries.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY DOCUMENTS" means, collectively, the Asset Bridge Pledge and Security Agreement, the Foreign Pledge Agreements, if any, and the Mortgage(s).




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



         "SHELF REGISTRATION" means a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Commission) under the Securities Act.

         "SUBORDINATED DEBT" means unsecured Indebtedness of Holdings, Intermediate Holdings or any their Restricted Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing redemption and other prepayment events, maturities, amortization schedules, covenants, events of default, remedies, acceleration rights, subordination provisions and other material terms satisfactory to the Majority Holders.

         "TAXES" has the meaning set forth in SECTION 2.7(A).

         "TRANSFER" means any disposition of Asset Bridge Notes that would constitute a sale thereof under the Securities Act.

         "TREASURY RATE" means, as of any date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to (but not less than) the remaining term to maturity of the Asset Bridge Notes; PROVIDED, HOWEVER, that if such term to maturity is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "WARRANT SHARES" has the meaning set forth in CLAUSE (U) of SECTION
5.1.

         "WARRANTS" means the warrants to purchase common stock of Holdings to be issued pursuant to the Asset Bridge Warrant Agreement.

         Section 1.2 INCORPORATED DEFINITION. Unless the context otherwise requires, capitalized terms defined in the Incorporated Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Incorporated Agreement.


                                   ARTICLE II

              PURCHASE AND SALE OF SECURITIES; TERMS OF SECURITIES

         Section 2.1 COMMITMENT TO PURCHASE. (a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Intermediate Holdings contained herein and in the other Financing Documents, Intermediate Holdings may at its option issue and sell to the Purchasers on the Issuance Date, and each Purchaser agrees to purchase on the

Issuance Date, Asset Bridge Notes in an aggregate outstanding principal amount equaling such Purchaser's Commitment. The purchase price for the Asset Bridge Notes shall be 100% of the principal amount thereof.

         (b) The Commitment will terminate (the "EXPIRATION DATE") on the earliest of (i) the termination of the Merger Agreement in accordance with the terms thereof prior to the consummation of the Acquisition, (ii) the consummation of the Transaction without the issuance of the Asset Bridge Notes (if such date occurs prior to the Issuance Date) and (iii) 5:00 P.M. (New York City time) on April 15, 2000 (if such date occurs prior to the Issuance Date); PROVIDED, that if at any time on or after the date hereof an Event of Default shall have occurred and be continuing, a Purchaser may at its option terminate its Commitment by notice to Intermediate Holdings, such termination to be effective upon the giving of such notice; and PROVIDED, FURTHER, that the Commitments shall automatically terminate, without notice to Intermediate Holdings or any other action on the part of the Purchasers, upon the occurrence of any Default described in clauses (b), (c) or (d) of Section 8.1.9 of the Incorporated Agreement as incorporated by reference in CLAUSE (I) of SECTION 7.1 with respect to any Obligor.

         (c) The Commitments are not revolving in nature, and principal amounts of Asset Bridge Notes prepaid in accordance with SECTION 2.6 may not be resold to the Purchasers hereunder.

         Section 2.2 TAKEDOWN PROCEDURES. (a) Intermediate Holdings shall give the Purchasers notice not later than 3:00 P.M. (New York City time) one Business Day before the date of the proposed purchase and sale of Asset Bridge Notes, which notice shall specify the principal amount of Asset Bridge Notes to be purchased and sold and the proposed Issuance Date (which shall be a Business
Day).

         (b) On the Issuance Date, the Purchasers, severally and not jointly, shall deliver by wire transfer, to the account number of Intermediate Holdings specified by Intermediate Holdings in writing no later than 1:00 P.M. (New York City time) on the Issuance Date, immediately available funds in an amount equal to the aggregate purchase price of the Asset Bridge Notes to be purchased by the Purchasers hereunder on such Issuance Date, less the aggregate amount of fees payable by Intermediate Holdings to the Purchasers on such date pursuant to
SECTION 2.3 and expenses (if any) payable to the Purchasers on such date pursuant to SECTIONS 9.8 and 11.4.

         (c) On the Issuance Date, against payment as set forth in CLAUSE (B) above, Intermediate Holdings shall deliver to each Purchaser a single Asset Bridge Note representing the aggregate principal amount of Asset Bridge Notes to be purchased by such Purchaser registered in the name of such Purchaser, or, if requested by such Purchaser, separate Asset Bridge Notes in such other denominations representing in total such aggregate principal amount and registered in such name or names as shall be designated by such Purchaser by notice to Intermediate Holdings at least one Business Day prior to the Issuance Date.

         Section 2.3 FEES. Intermediate Holdings shall pay to the Purchasers the fees that are set forth in the Fee Letter at such times and in such amounts as agreed to therein.

         Section 2.4 MANDATORY TERMINATION OF COMMITMENTS. The Commitment shall terminate on the Expiration Date.

         Section 2.5 INTEREST. (a) Interest on each Asset Bridge Note shall be payable quarterly in arrears, on each Interest Payment Date of each year in which such Asset Bridge Note remains outstanding, commencing with the first Interest Payment Date after the date of issuance thereof, on the principal amount of such Asset Bridge Note outstanding. Interest on each Asset Bridge Note shall be calculated at the rates per annum set forth below and shall accrue from and including the most recent Interest Payment Date to which interest has been paid on such Asset Bridge Note (or if no interest has been paid on such Asset Bridge Note, from the date of issuance thereof in the case of each Asset Bridge
Note) to but excluding the date on which payment in full of the principal sum of such Asset Bridge Note has been made.

         (b) The interest rate applicable to each Asset Bridge Note (i) from and including the Issuance Date to but excluding the day that is 180 days following the Issuance Date shall be 15.00%, (ii) from and including the day that is 180 days following the Issuance Date to but excluding the day that is 270 days following the Issuance Date shall be 15.50% and (iii) from and including the day that is 270 days following the Issuance Date to but excluding the date that each such Asset Bridge Note shall have been paid in full in cash shall be 15.75%. Interest on each Asset Bridge Note will be calculated on the basis of a 360-day year and paid for the actual number of days elapsed.

         (c) Overdue principal and interest on the Asset Bridge Notes shall bear interest from the date so due to the date paid at a rate which is 2.0% per annum in excess of the rate then borne by the Asset Bridge Notes.

         (d) Notwithstanding anything to the contrary set forth above, Intermediate Holdings may, at its option, in lieu of making payments of interest in cash on any Interest Payment Date (other than the Interest Payment Date occuring on or about the date that the Asset Bridge Notes shall be paid in full), pay interest on such Interest Payment Date through the issuance of Additional Asset Bridge Notes. Such Additional Asset Bridge Notes issued on any Interest Payment Date shall, subject to the remaining provisions of this paragraph, be in an aggregate principal amount equal to the interest then due for such Interest Payment Date, shall otherwise be identical to the outstanding Asset Bridge Notes and shall be issued to the Holders of the outstanding Asset Bridge Notes in proportions such that each Holder shall receive the same ratio of cash interest, if any, to Additional Asset Bridge Notes on such Interest Payment Date.

         Section 2.6 MATURITY OF ASSET BRIDGE NOTES; PREPAYMENT OF ASSET BRIDGE NOTES. (a) The Asset Bridge Notes shall mature on the earlier of (x) the First Anniversary Date (PROVIDED,

HOWEVER that, unless Intermediate Holdings shall have notified the Purchasers in writing not less than 5 Business Days prior to the First Anniversary Date of its intention to repay the Asset Bridge Notes in full on or prior to the First Anniversary Date, the maturity date for purposes of this CLAUSE (X) will be automatically extended to the date which is six (6) months after the Stated Maturity Date for Term B Loans if, on the First Anniversary Date, (i) no Default under this Agreement shall have occurred and be continuing; (ii) no event of default or event which with the giving of notice or the lapse of time, or both, would become an event of default under the Loan Documents or any Indebtedness of Holdings, Intermediate Holdings or any of its Designated Restricted Subsidiaries relating to more than $5,500,000 in aggregate principal amount shall have occurred and be continuing; and (iii) all fees and expenses payable as of such date to the Purchasers or Holders hereunder shall have been paid in full) and
(y) the date that all or substantially all of the Collateral (as defined in the Security Documents) shall have been Disposed of by Intermediate Holdings and/or the relevant Guarantors.

         (b) For so long as any Asset Bridge Notes are outstanding, Intermediate Holdings at its option may, upon 5 Business Days' written notice to the Holders thereof, at any time, prepay all or any part of the principal amount of the Asset Bridge Notes at a redemption price equal to 100.00% of the outstanding principal amount of the Asset Bridge Notes so prepaid, together with accrued and unpaid interest through the date of prepayment.

         (c) (i) Intermediate Holdings shall, following the receipt by any Designated Restricted Subsidiary of any Casualty Proceeds deliver to the Holders a calculation of the amount of such Casualty Proceeds and make a mandatory redemption of the Asset Bridge Notes at a redemption price of 100.00% of the principal amount so redeemed in an amount equal to 100% of such Casualty Proceeds within 15 Business Days of the receipt thereof; PROVIDED, HOWEVER, that if

                  (A) Intermediate Holdings informs the Holders in writing no later than the earlier of (x) 30 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds and (y) 5 Business Days following the receipt of such Casualty Proceeds of such Designated Restricted Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement of the damaged, destroyed or condemned assets or property or the acquisition or construction of other long-term capital assets useful in the such Designated Restricted Subsidiary's business and

                  (B) the Majority Holders give their written consent to such application,

then no mandatory redemption on account of Casualty Proceeds shall be required under this clause so long as such Designated Restricted Subsidiary in fact uses such Casualty Proceeds to rebuild or replace such damaged, destroyed or condemned assets or acquire or construct such other long-term assets in accordance with, among other things, the schedule consented to by the Majority Holders, with any amount of such Casualty Proceeds not so requested to be so applied in such rebuilding, replacement, acquisition or construction being applied to redeem the Asset Bridge Notes at a redemption price of 100.00% of the principal amount so redeemed.

         (ii) Intermediate Holdings shall, following the receipt by Intermediate Holdings or any Designated Restricted Subsidiary of any Net Disposition Proceeds in excess of $15,000 (individually or in the aggregate), deliver to the Holders a calculation of the amount of such Net Disposition Proceeds and make a mandatory redemption of the Asset Bridge Notes at a redemption price of 100.00% of the principal amount so redeemed in an amount equal to 100% of such Net Disposition Proceeds within one Business Day of the receipt thereof; PROVIDED, HOWEVER, that a Disposition by Intermediate Holdings of any of its assets other than the Capital Stock of any Designated Restricted Subsidiary shall not constitute a Disposition for purposes of determining Net Disposition Proceeds hereunder.

         (iii) Concurrently with the receipt by Holdings, Intermediate Holdings or any of the Restricted Subsidiaries of any Net Equity Proceeds, Holdings shall deliver to the Holders a calculation of the amount of such Net Equity Proceeds and Intermediate Holdings shall make a mandatory redemption of the Asset Bridge Notes at a redemption price of 100% of the principal amount so redeemed in an amount equal to 100% of such Net Equity Proceeds.

         (iv) Concurrently with the receipt by Holdings, Intermediate Holdings or any of the Restricted Subsidiaries of any Net Debt Proceeds, Holdings shall deliver to the Holders a calculation of the amount of such Net Debt Proceeds and Intermediate Holdings shall make a mandatory redemption of the Asset Bridge Notes at a redemption price of 100% of the principal amount so redeemed in an amount equal to the lesser of (x) 100% of such Net Debt Proceeds and (y) $10,000,000.

         (v) Concurrently with the Disposition by Holdings, Intermediate Holdings or any of their respective Restricted Subsidiaries of any Capital Stock of QRC owned by Holdings, Intermediate Holdings or any such Restricted Subsidiary to any Person other than Intermediate Holdings or any of its Designated Restricted Subsidiaries, Intermediate Holdings shall make a mandatory redemption of the Asset Bridge Notes at a redemption price of 100% of the principal amount so redeemed in an amount equal to the amount of consideration received by Holdings, Intermediate Holdings or any such Restricted Subsidiary, as the case may be.

         (vi) Notwithstanding anything contained in this Agreement to the contrary, Intermediate Holdings shall not be obligated to prepay or redeem the principal amount of Asset Bridge Notes (A) with (1) any Net Debt Proceeds of any Debt Incurrence if such prepayment is prohibited by the lenders with respect to such Debt Incurrence or (2) any Net Debt Proceeds or Net Equity Proceeds, to the extent any portion of such Net Debt Proceeds or Net Equity Proceeds are required under the Credit Agreement to be paid to the holders of the principal amount of any loans thereunder or (B) with respect to any Excess Cash Flow, to the extent a mandatory prepayment is required under the Credit Agreement to be paid to the holders of the principal amount of any loans thereunder in respect of any portion of such Excess Cash Flow.

         (d) Any prepayment of the Asset Bridge Notes pursuant to SECTION 2.6(B) shall be in a minimum amount of at least $500,000, unless less than $500,000 of the Asset Bridge Notes remain outstanding, in which case all of the Asset Bridge Notes must be prepaid. Any prepayment of the Asset Bridge Notes pursuant to
SECTION 2.6(C) shall be in a minimum amount which is a multiple of $1,000 times the number of Holders at the time of such prepayment.

         (e) Any partial prepayment of the Asset Bridge Notes pursuant to
SECTION 2.6(B) shall be made so that the Asset Bridge Notes held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount of such Asset Bridge Notes being prepaid as the principal amount of such Asset Bridge Notes held by such Holder shall bear to the aggregate principal amount of all such Asset Bridge Notes then outstanding. Any partial prepayment of the Asset Bridge Notes pursuant to
SECTION 2.6(C) shall be applied the Asset Bridge Notes until all such Asset Bridge Notes shall have been prepaid in full, and shall be made so that such Asset Bridge Notes then held by each Holder shall be prepaid in a principal amount which shall bear the same ratio, as nearly as may be, to the total principal amount of such Asset Bridge Notes being prepaid as the principal amount of such Asset Bridge Notes held by such Holder shall bear to the aggregate principal amount of all such Asset Bridge Notes then outstanding. In the event of a partial prepayment of any Asset Bridge Note, upon presentation and surrender of such Asset Bridge Note Intermediate Holdings shall execute and deliver to or on the order of the Holder, at the expense of Intermediate Holdings, a new Asset Bridge Note in principal amount equal to the remaining outstanding portion of such Asset Bridge Note.

         Section 2.7 TAXES. (a) For the purposes of this Section, the following terms have the following meanings:

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by Intermediate Holdings pursuant to this Agreement or under any Asset Bridge Note or any other Financing Document, and all liabilities with respect thereto, excluding (i) United States federal withholding taxes payable under laws in effect on the date hereof and (ii) in the case of the Collateral Agent, any Purchaser or any other Holder, taxes imposed on the net income of the Collateral Agent or such Purchaser or Holder and franchise or similar taxes imposed on the net income of the Collateral Agent or such Purchaser or Holder, by a jurisdiction under the laws of which the Collateral Agent or such Purchaser or Holder is organized or in which its principal executive office or the office holding any Asset Bridge Notes or any Financing Document is located.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Asset Bridge Note or any other Financing Document or from the execution, delivery, registration, recordation or enforcement of, or otherwise with respect to, this Agreement or any Asset Bridge Note or any other Financing Document.

         (b) All payments by Intermediate Holdings to or for the account of the Collateral Agent or any Purchaser or Holder under any Financing Document shall be made without deduction for any Taxes or Other Taxes; PROVIDED that, if Intermediate Holdings shall be required by law to deduct any Taxes or Other Taxes from any such payment, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Collateral Agent or such Purchaser or Holder (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, Intermediate Holdings shall make such deductions, Intermediate Holdings shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and Intermediate Holdings shall promptly furnish to the Collateral Agent or such Purchaser or Holder (as the case may be) the original or a certified copy of a receipt or other documentation available to Intermediate Holdings evidencing payment thereof.

         (c) Intermediate Holdings agrees to indemnify the Collateral Agent and each Purchaser and Holder for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section) paid by the Collateral Agent or such Purchaser or Holder (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; PROVIDED, HOWEVER, that Intermediate Holdings shall not be obligated to make any payment pursuant to this SECTION 2.7(C) in respect of penalties or interest attributable to any Taxes or Other Taxes, if written demand therefor has not been made by the Collateral Agent or such Purchaser or Holder (as the case may be) within 60 days from the date on which the Collateral Agent or such Purchaser or Holder received written notice of the imposition of Taxes or Other Taxes by the relevant taxing authority, or for any additional imposition which may arise from the failure of the Collateral Agent or such Purchaser or Holder (as the case may be) to apply payments in accordance with the applicable tax law after Intermediate Holdings has made the payments required hereunder. After the Collateral Agent or any Purchaser or Holder (as the case may be) receives written notice of the imposition of Taxes, the Collateral Agent or such Purchaser or Holder will act in good faith to notify Intermediate Holdings of its obligations thereunder as soon as reasonably possible.

         (d) Intermediate Holdings shall have no obligation for Taxes under
SECTION 2.7(B) or SECTION 2.7(C) for or on account of:

                  (i) any Taxes (other than Other Taxes) that would not have been so imposed but for the existence of any present or former connection between the Collateral Agent or any Purchaser, Holder or beneficial owner of a Asset Bridge Note (or between a fiduciary, settlor, beneficiary, member, or shareholder of, or possessor of a power over, the Collateral Agent or such Purchaser, Holder or beneficial owner, if the Collateral Agent or such Purchaser, Holder or beneficial owner is an estate, a trust, a partnership or corporation) and the jurisdiction imposing the Tax other than merely holding such Asset Bridge Note or any Financing Document, or the receipt of payments in respect thereof, including, without limitation, the Collateral Agent or such Purchaser, Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election the effect of which is to subject the Collateral Agent or such Purchaser, Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) to such Tax;

                  (ii) any Taxes in the nature of estate, inheritance or gift taxes;

                  (iii) any Tax that is imposed or withheld by reason of the failure of the Collateral Agent or such Purchaser, Holder or beneficial owner of a Asset Bridge Note to comply with a written request by Intermediate Holdings, addressed to the Collateral Agent or such Purchaser, Holder or beneficial owner, to provide information concerning the nationality, residence or identity of the Collateral Agent or such Purchaser, Holder or beneficial owner, if providing such information under a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Tax would result in a complete exemption from such Tax;

                  (iv) any Taxes imposed on any payment on a Asset Bridge Note to any Purchaser or Holder that is a fiduciary or partnership or other than sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the payment of taxes had such beneficiary, settlor, member or beneficial owner directly received its beneficial or distributive share of such payment; and

                  (v) any combination of items (i) through (iv) above.

         (e) If Intermediate Holdings determines in good faith that a reasonable basis exists for contesting the imposition of a Tax or Other Tax with respect to the Collateral Agent or any Purchaser or Holder, the Collateral Agent, such Purchaser or Holder (as the case may be) shall cooperate with Intermediate Holdings in challenging such Tax or Other Tax at Intermediate Holdings' expense (including, without limitation, any additional costs, expenses or Taxes incurred by the Collateral Agent or any Purchaser or Holder, as the case may be, as a result of such contesting of such Taxes) if requested by Intermediate Holdings; PROVIDED, HOWEVER, that nothing in this SECTION 2.7(E) shall require the Collateral Agent or any Purchaser or Holder to submit to Intermediate Holdings any tax returns or any part thereof, or to prepare or file any tax returns other than as the Collateral Agent or such Purchaser or Holder in its sole discretion shall determine.

         (f) Each of the Collateral Agent and each Purchaser and Holder agrees, to the extent reasonable and without material cost to it, to cooperate with Intermediate Holdings to minimize any amounts payable by Intermediate Holdings under this SECTION 2.7.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                 HOLDINGS, INTERMEDIATE HOLDINGS AND THE COMPANY

         Each of Holdings and Intermediate Holdings represents and warrants to the Purchasers (both before and after giving effect to the Transaction) as set forth below:

         Section 3.1 INCORPORATION OF REPRESENTATIONS AND WARRANTIES IN INCORPORATED AGREEMENT. Each of Holdings and Intermediate Holdings hereby makes, for the benefit of the Purchasers and the Holders from time to time of the Asset Bridge Notes, the representations and warranties contained in the following Sections of the Incorporated Agreement:

                  (a)  6.1 (Organization, etc.);

                  (b)  6.2 (Due Authorization, Non-Contravention, etc.);

                  (c)  6.3 (Government Approval, Regulation, etc.);

                  (d)  6.5 (Financial Information);

                  (e)  6.6 (No Material Adverse Change);

                  (f)  6.7 (Litigation, Labor Controversies, etc.);

                  (g)  6.8 (Subsidiaries);

                  (h)  6.9 (Ownership of Properties);

                  (i)  6.10 (Taxes);

                  (j)  6.11 (Pension and Welfare Plans);

                  (k)  6.12 (Environmental Warranties);

                  (l)  6.13 (Accuracy of Information);

                  (m)  6.14 (Regulations U and X);

                  (n)  6.15 (Year 2000); and

                  (o)  6.17 (Solvency).

         Section 3.2 AUTHORIZATION, EXECUTION AND ENFORCEABILITY. (a) Each of the Financing Documents (other than the Asset Bridge Notes) and the Material Acquisition Documents to which any of Holdings or Intermediate Holdings is a party constitutes the valid and binding agreement of such Obligor enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity). When executed and delivered by Intermediate Holdings against payment therefor in accordance with the terms hereof, the Asset Bridge Notes will constitute valid and binding obligations of Intermediate Holdings, enforceable in accordance with their terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         (b) The Warrants have been duly authorized by Holdings. When executed pursuant to the terms of the Asset Bridge Warrant Agreement and delivered to the Escrow Agent pursuant to the provisions of this Agreement, the Warrants will be the valid and binding obligations of Holdings, enforceable against it in accordance with their terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

         (c) The Warrant Shares to be issued upon exercise of the Warrants have been duly authorized and reserved for issuance by Holdings and will be issued at the times and in the manner required by the Asset Bridge Warrant Agreement and, upon due exercise of a Warrant, the Warrant Shares issued will be validly issued, fully paid and nonassessable.

         Section 3.3 CAPITALIZATION. At the Issuance Date, after giving effect to the consummation of the Transaction, the capitalization of Holdings will be as set forth on SCHEDULE 3.3. All of the issued and outstanding shares of Common Stock of Holdings are, and, upon consummation of the Transaction, will be, validly issued, fully paid and nonassessable and the holders thereof are not entitled to any preemptive or other similar rights. Except for the Material Acquisition Documents or as set forth on SCHEDULE 3.3, there are no subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which Holdings is required to issue any shares of its capital stock.

         Section 3.4 SOLICITATION. No form of general solicitation or general advertising was used by Intermediate Holdings or, to the best of its knowledge, any other Person acting on behalf of Intermediate Holdings, in connection with the offer and sale of the Asset Bridge Notes. Neither Intermediate Holdings nor, to the best of its knowledge, any Person acting on behalf of Intermediate Holdings has, either directly or indirectly, sold or offered for sale to any Person any of the Asset Bridge Notes or any other similar security of Intermediate Holdings except as contemplated by this Agreement, and Intermediate Holdings represents that neither Intermediate Holdings nor any person acting on its behalf other than the Purchasers and its Affiliates will sell or offer for sale to any Person any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to bring the issuance or sale of any of the Asset Bridge Notes within the provisions of Section 5 of the Securities Act.

         Section 3.5 NON-FUNGIBILITY. When the Asset Bridge Notes are issued and delivered pursuant to this Agreement, the Asset Bridge Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are (i) listed on a national securities exchange registered under Section 6 of the Exchange Act or (ii) quoted in a U.S.
automated inter-dealer quotation system.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Section 4.1 PURCHASE FOR INVESTMENT; AUTHORITY; BINDING AGREEMENT. Each of the Purchasers represents and warrants, severally and not jointly, as to itself only, to Holdings and Intermediate Holdings that:

                  (a) such Purchaser is an Accredited Investor within the meaning of Rule 501(a) under the Securities Act and the Asset Bridge Notes to be acquired by it pursuant to this Agreement are being acquired for its own account without a view toward distribution and the Purchaser will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Asset Bridge Notes unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act;

                  (b) the execution, delivery and performance of this Agreement and the purchase of the Asset Bridge Notes pursuant hereto are within such Purchaser's corporate powers and have been duly and validly authorized by all requisite corporate action;

                  (c) this Agreement has been duly executed and delivered by such Purchaser;

                  (d) this Agreement constitutes a valid and binding agreement of such Purchaser enforceable in accordance with its terms;

                  (e) such Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Asset Bridge Notes and such Purchaser is capable of bearing the economic risks of such investment; and

                  (f) such Purchaser has had the opportunity to ask questions of and receive answers from representatives of Holdings concerning Holdings and its Subsidiaries and the terms and conditions of this Agreement and the Asset Bridge Notes, and has been granted access to all books, records and documents of Holdings and its Subsidiaries as it has requested.


                                    ARTICLE V

                        CONDITIONS PRECEDENT TO PURCHASE

         Section 5.1 CONDITIONS TO PURCHASERS' OBLIGATION AT TAKEDOWN. The obligation of the Purchasers (which is several and not joint) to purchase the Asset Bridge Notes to be issued and sold by Intermediate Holdings on the Issuance Date is subject to the satisfaction of the following conditions contemporaneously with such purchase:

                  (a) RESOLUTIONS, ETC. The Purchasers shall have received from each Obligor, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Issuance Date, for each such Person and (ii) a certificate, dated the Issuance Date, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                           (i) resolutions of each such Person's Board of
                  Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transaction applicable to such Person and the execution, delivery and performance of each Financing Document to be executed by such Person and the transactions contemplated hereby and thereby;

                           (ii) the incumbency and signatures of those of its
                  officers, managing member or general partner, as applicable, authorized to act with respect to each Financing Document to be executed by such Person; and

                           (iii) the full force and validity of each Organic
                  Document of such Person and copies thereof;

         upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

                  (b) TRANSACTION CONSUMMATED. (i) The Asset Transfer shall have been consummated on terms and conditions reasonably satisfactory to the Purchasers.

                           (ii) The Acquisition shall have been consummated (or
                  shall be consummated contemporaneously with the application by the Company of the proceeds of the Asset Bridge Notes that have been contributed to it by Intermediate Holdings) and in connection therewith, the Company shall have acquired 100% of the issued and outstanding stock of RailTex pursuant to the Merger Agreement for a merger consideration comprised of (i) an aggregate cash purchase price of no more than $139,000,000 and (ii) the Equity Issuance (as defined in the Incorporated Agreement) which shall have been consummated on terms (including documentation in respect thereof in form and substance) satisfactory in all respects to the Purchasers.

                           (iii) In connection with the Acquisition, the Rail
                  America Refinancing and the RailTex Refinancing shall have been consummated (or shall be consummated contemporaneously with the application by the Company of the proceeds of the Asset Bridge Notes that have been contributed to it by Intermediate Holdings) on terms and conditions satisfactory in all respects to the Purchasers and except for capital leases and senior secured indebtedness totaling $17,900,000 and convertible subordinated indebtedness of $24,600,000, Holdings and its Subsidiaries shall have no indebtedness for borrowed money other than that incurred in connection with the Transaction.

                           (iv) The Company shall have received proceeds of not
                  less than $330,000,000 of Term Loans under the Credit Agreement and the Revolving Loans shall be available thereunder (but undrawn) on the Issuance Date.

                           (v) The Subordinated Bridge Note Issuance shall have
                  been consummated on terms (including documentation in respect thereof in form and substance) satisfactory in all respects to the Purchasers and resulted in gross cash proceeds of at least $95,000,000.

                           (vi) RailTex shall have received net cash proceeds
                  from the exercise of RailTex stock options of at least $11,100,000 (subject to adjustment due to cashless exercise of such options and termination of such options not exercised).

                           (vii) The Company shall have at least $10,300,000
                  cash on hand immediately prior to the consummation of the Transaction.

                           (viii) RailTex shall have received net cash proceeds
                  from the sale of RailTex Brazil of at least $9,000,000.

                           (ix) The fees and expenses paid or to be paid in
                  connection with the Transaction shall not exceed $36,000,000.

                  (c) TRANSACTION DOCUMENTS. The Purchasers shall have received copies of fully executed versions of the Transaction Documents (including the Material Acquisition Documents and the Loan Documents), certified to be true and complete copies thereof by an Authorized Officer of Holdings and Intermediate Holdings. Each Transaction Document (including the Merger Agreement) shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Acquisition set forth in the Merger Agreement unless otherwise agreed to by the Purchasers. The covenants and the other terms and conditions contained in the Credit Agreement shall be reasonably satisfactory to the Purchasers in all respects.

                  (d) ISSUANCE DATE CERTIFICATE. The Purchasers shall have received the Issuance Date Certificate, dated the Issuance Date and duly executed and delivered by an Authorized Officer, of each of Holdings and Intermediate Holdings, in which certificate each of Holdings and Intermediate Holdings shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of each of Holdings and Intermediate Holdings as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Issuance Date Certificate shall be in form and substance reasonably satisfactory to the Purchasers.

                  (e) DELIVERY OF ASSET BRIDGE NOTES. The Purchasers shall have received the Asset Bridge Notes to be issued on the Issuance Date, duly executed by Intermediate Holdings in the denominations and registered in the names specified in or pursuant to SECTION 2.2.

                  (f) PAYMENT OF OUTSTANDING INDEBTEDNESS, ETC. All Indebtedness identified in ITEM 7.2.2(B) of the Disclosure Schedule (Indebtedness to Be Paid) to the Incorporated Agreement, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full in part from the proceeds received by Intermediate Holdings in consideration for the Asset Bridge Notes and the proceeds of the Credit Extensions (as defined in the Credit Agreement) and the Subordinated Bridge Note Issuance received by the Company and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness have been released.

                  (g) FEES, EXPENSES, ETC. The Purchasers shall have received for their respective accounts all fees, costs and expenses (other than amounts to be netted against the purchase price of the Asset Bridge Notes pursuant to SECTION 2.2(B)) due and payable pursuant to SECTIONS 2.3, 9.8 and 11.4.

                  (h) FINANCIAL INFORMATION, MATERIAL ADVERSE CHANGE. (i) The Purchasers shall have received

                                    (A) a consolidating PRO FORMA income
                           statement of Holdings and its Subsidiaries for each of the twelve month periods ended December 31, 1998, September 30, 1999 and December 31, 1999 and a consolidated balance sheet of Holdings and its Subsidiaries, as of the most recent date practicable near to the Issuance Date (but no earlier than the close of the Fiscal Quarter ending immediately prior to the Issuance Date) certified by the treasurer, chief financial or accounting Authorized Officer of Holdings, in each case, giving effect to the consummation of the Transaction and all the transactions contemplated by this agreement and reflecting estimated transaction related accounting adjustments, prepared by the Company in accordance with Regulation S-X; and

                                    (B) projected financial statements
                           (including balance sheets and statements of income, stockholders' equity and cash flows) of Holdings and its Subsidiaries for the eight-year period following the Issuance Date (the "PROJECTIONS") satisfactory in form and substance to the Purchasers.

                           (ii) Since December 31, 1998, there shall not have
                  been any material adverse change in the business, assets, condition (financial or otherwise), operations, performance, properties, Projections or prospects of Holdings, Intermediate Holdings and the Designated Restricted Subsidiaries, taken as a whole.

                  (i) OPINIONS OF COUNSEL. The Purchasers shall have received opinions, dated the Issuance Date and addressed to the Purchasers, from

                           (i) Greenberg Traurig, P.A., counsel to the Obligors,
                  in form and substance satisfactory to the Purchasers;

                           (ii) Shutts & Bowen, counsel to the Obligors, in form
                  and substance satisfactory to the Purchasers; and

                           (iii) local counsel to the Guarantors in the
                  jurisdictions agreed upon by the Purchasers and Intermediate Holdings, each in form and substance, and from counsel, satisfactory to the Purchasers.

                  (j) SOLVENCY CERTIFICATE. The Purchasers shall have received a certificate duly executed and delivered by the treasurer, chief financial or accounting Authorized Officer of each of Holdings and Intermediate Holdings, dated the date of the Issuance Date, in the form of EXHIBIT G attached hereto.

                  (k) INSURANCE. The Purchasers shall have received certified copies of the insurance policies (or binders in respect thereof), from one or more insurance companies reasonably satisfactory to the Purchasers, evidencing coverage required to be maintained pursuant to each Loan Document.

                  (l) LITIGATION. There shall exist no pending or threatened action, suit, investigation, litigation or proceeding in any court or before any arbitrator or governmental instrumentality which (x) purports to affect the consummation of the Transaction or the legality or validity of this Agreement, any Asset Bridge Note, any other Financing Document or any Material Acquisition Document or (y) could reasonably be expected to have a Material Adverse Effect.

                  (m) MINIMUM EBITDA. The Company's EBITDA for the consecutive twelve month period ended September 30, 1999 shall be at least $93,900,000, including (i) EBITDA as reported of $62,800,000, (ii) transaction related accounting adjustments, prepared by the Company which are in accordance with Regulation S-X for Form S-1 Registration Statements of no less than $26,700,000 and (iii) other pro forma cost savings of no less than $4,400,000 which are reasonably satisfactory in form and substance to the Purchasers.

                  (n) CORPORATE, TAX AND CAPITAL STRUCTURE. The tax structure (including Organic Documents), the Tax-Sharing Agreement, the shareholders agreements and the management of Holdings, Intermediate Holdings and their respective Subsidiaries both before and after the Transaction shall be reasonably satisfactory to the Purchasers in all respects. The corporate and capital structure of Holdings, Intermediate Holdings and such Subsidiaries shall be as set forth in ANNEX I hereto.

                  (o) APPROVALS. All governmental, shareholder and third party consents (including Surface Transportation Board clearance) and approvals necessary or desirable in connection with the consummation of the Transaction, and the related financings and other transactions contemplated hereby shall have been duly obtained and all applicable waiting periods shall have expired, without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on the Transaction, and no such law or regulation shall be applicable which in the judgment of the Purchasers could have any such effect.

                  (p) ENVIRONMENTAL ASSESSMENT. The Purchasers shall have received copies of an environmental assessment of the properties of the Company and its Subsidiaries, to be completed by Pilko & Associates, Inc. The results of such environmental assessment shall be reasonably satisfactory in form, scope and substance to the Purchasers.

                  (q) APPRAISAL OF ASSETS. The Purchasers shall have received copies of appraisals of the assets of the Company and its Subsidiaries performed by Mainline Management Services, Inc. and Norman W. Seip & Associates. The results of such appraisals shall be satisfactory in form, scope and substance to the Purchasers.

                  (r) FOREIGN ACQUISITIONS AND TAKEOVERS ACT APPROVAL. If Holdings, Intermediate Holdings or the Company is required to obtain an approval or an indication of non-objection under the Foreign Acquisitions and Takeovers Act 1975 of Australia or any real estate policy guidelines of the Commonwealth Government of Australia and/or an approval or certification of the Treasurer of Australia under the Foreign Acquisitions and Takeovers Regulations of Australia to enter into the Merger Agreement, or to give effect to the Transaction, Intermediate Holdings shall have provided to the Purchasers, and the Purchasers shall have received, copies of the application to obtain the approval or certification of the Treasurer of Australia or the statement of non-objection and copies of the relevant approval, certification or statement.

                  (s) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Intermediate Holdings contained in the Financing Documents shall be true and correct in all material respects on and as of the Issuance Date as if made on and as of such date (unless stated to relate solely to an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date) and Intermediate Holdings shall have performed and complied with all covenants and agreements required by the Financing Documents to be performed by it or complied with by it at or prior to the Issuance Date, and the Purchasers shall have received a certificate from an authorized officer of Intermediate Holdings to such effect.

                  (t) NO DEFAULT. There shall not exist any Default.

                  (u) WARRANTS. Pursuant to the terms of the Escrow Agreement, Holdings shall have executed and delivered to the Escrow Agent fully authenticated Warrants, unregistered or registered in blank, representing the right to purchase shares of Common Stock of Holdings at any time in an amount equal to 2.0% of the fully-diluted Capital Stock of Holdings, calculated after giving effect to the transactions occurring on or prior to the Issuance Date (the "WARRANT SHARES"), exercisable for a period of seven years at a price equal to the closing price per share of Common Stock of Holdings traded on the NASDAQ National Market at the close of trading on the Issuance Date.

                  (v) FILING AGENT, ETC. All Uniform Commercial Code financing statements and other similar financing statements in other jursidictions and Uniform Commercial Code (Form UCC-3) termination statements and other similar termination statements in other jurisdictions required pursuant to the Financing Documents (collectively, the "FILING STATEMENTS") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the "FILING AGENT") and other arrangements acceptable to the Collateral Agent for filing in other jurisdictions shall have been made. The Filing Agent shall have acknowledged in a writing satisfactory to the Collateral Agent and its counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Issuance Date and (iii) that the Filing Agent will notify the Collateral Agent and its counsel of the results of such submissions within 30 days following the Issuance Date.

                  (w) ASSET BRIDGE PLEDGE AND SECURITY AGREEMENT. The Collateral Agent shall have received executed counterparts of the Asset Bridge Pledge and Security Agreement, dated as of the Issuance Date, duly executed and delivered by an Authorized Officer of Intermediate Holdings and each Guarantor, together with

                           (i) the certificates evidencing all of the issued and
                  outstanding shares of Capital Stock pledged pursuant to the Asset Bridge Pledge and Security Agreement, which certificates shall in each case be accompanied by undated powers of transfer duly executed in blank, or, if any such shares of Capital Stock of any Domestic Subsidiary of such Obligor pledged pursuant to the Asset Bridge Pledge and Security Agreement are uncertificated securities or are held through a securities intermediary, the Collateral Agent shall have obtained "control" (as defined in the UCC) over such shares of Capital Stock and such other instruments and documents as the Collateral Agent shall deem necessary or, in the reasonable opinion of the Collateral Agent, desirable under applicable law to perfect the security interest of the Collateral Agent in such shares of Capital Stock;

                           (ii) all promissory notes evidencing intercompany
                  Indebtedness payable to any Guarantor duly endorsed to the order of the Collateral Agent;

                           (iii) executed UCC financing statements (Form UCC-1)
                  naming such Obligor as the debtor and the Collateral Agent as the secured party, or other similar instruments or documents, suitable for filing under the UCC of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interest of the Collateral Agent in the interests of such Obligor in the collateral pledged pursuant to the Asset Bridge Pledge and Security Agreement (PROVIDED that perfection of security interests in motor vehicles shall not be required);

                           (iv) executed copies of proper UCC termination
                  statements (Form UCC-3), if any, necessary to release all Liens and other rights of any Person (other than Liens permitted under Section 7.2.3 of the Incorporated Agreement as incorporated by reference in CLAUSE (C) of SECTION 6.2)

                                    (A) in any collateral described in the
                           applicable Asset Bridge Pledge and Security Agreement previously granted by any Person, and

                                    (B) securing any of the Indebtedness to be
                           repaid in connection with the Transaction on or prior to the Issuance Date,

                  together with such other UCC termination statements (Form UCC-3) as the Collateral Agent may reasonably request from such Obligor; and

                           (v) certified copies of UCC Requests for Information
                  or Copies (Form UCC-11), or a similar search report certified by a party reasonably acceptable to the Collateral Agent, dated a date reasonably near to the Issuance Date, listing all effective financing statements which name such Obligor (under its present names and any previous names) as the debtor and which are filed in the jurisdictions in which filings are to be made pursuant to CLAUSE (III) above, together with copies of such financing statements.

                  (x) FOREIGN PLEDGE AGREEMENTS. All Foreign Pledge Agreements shall have been duly executed and delivered by all parties thereto and shall remain in full force and effect, and all Liens granted to the Collateral Agent thereunder shall be duly perfected to provide the Collateral Agent with a security interest in and Lien on all collateral granted thereunder free and clear of other Liens, except to the extent consented to by the Collateral Agent.

                  (y) MORTGAGE. The Collateral Agent shall have received counterparts of each Mortgage, dated as of the date hereof, duly executed by each applicable Guarantor, together with

                           (i) evidence of the completion (or reasonably
                  satisfactory arrangements for the completion) of all recordings and filings of each Mortgage as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable effectively to create a valid, perfected first priority Lien against the properties purported to be covered thereby;

                           (ii) updated mortgage lien searches with respect to
                  certain properties described in CLAUSE (I) or as requested by the Collateral Agent; and

                           (iii) such other approvals, opinions, or documents as
                  the Collateral Agent may request each in form and substance satisfactory to the Collateral Agent.

                  (z) MISCELLANEOUS. The Purchasers shall have received such additional certificates, legal and other opinions and documentation as they shall reasonably request.

         Section 5.2 CONDITIONS TO THE INTERMEDIATE HOLDINGS OBLIGATIONS. The obligations of Intermediate Holdings to issue and sell the Asset Bridge Notes pursuant to this Agreement to the Purchasers are subject to the satisfaction, at or prior to the time of purchase of the Asset Bridge Notes, of the following conditions:

                  (a) The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects on and as of the Issuance Date as if made on and as of such date.

                  (b) The issuance and sale of the Asset Bridge Notes by Intermediate Holdings shall not be prohibited by any applicable law, court order or governmental regulation.

                  (c) The Transaction shall have been consummated (or shall be consummated contemporaneously with the application by Intermediate Holdings of the proceeds from the issuance and sale of the Asset Bridge Notes hereunder).

                  (d) Contemporaneously therewith, Intermediate Holdings shall have received the purchase price for the Asset Bridge Notes to be purchased by the Purchasers in accordance with SECTION 2.2(B).

                                   ARTICLE VI

                                    COVENANTS

          Intermediate Holdings agrees that, from and after the Issuance Date and so long as any Asset Bridge Notes remain outstanding and unpaid, and for the benefit of the Purchasers and the Holders:

         Section 6.1 INCORPORATION OF AFFIRMATIVE COVENANTS FROM THE INCORPORATED AGREEMENT. Each of Holdings and Intermediate Holdings shall, and (where and to the extent contemplated by the terms of the Incorporated Agreement) shall cause each of their Subsidiaries to, comply with the affirmative covenants set forth in the following Sections of the Incorporated
Agreement:

                  (a) 7.1.1 (Financial Information, Reports, Notices, etc.) (excluding clause (l) thereof);

                  (b) 7.1.2 (Maintenance of Existence; Compliance with Laws, etc.);

                  (c) 7.1.3 (Maintenance of Properties);

                  (d) 7.1.4 (Insurance);

                  (e) 7.1.5 (Books and Records) (excluding the last sentence thereof);

                  (f) 7.1.6 (Environmental Law Covenant); and

                  (g) 7.1.10 (Use of Proceeds of Holdings Disposition of Capital Stock or Assets).

         Section 6.2 INCORPORATION OF NEGATIVE COVENANTS FROM THE INCORPORATED AGREEMENT. None of Holdings or Intermediate Holdings shall, nor shall any such Obligor permit any of its Restricted Subsidiaries to, violate any of the negative covenants set forth in the following Sections of the Incorporated
Agreement:

                  (a) 7.2.1 (Business Activities);

                  (b) 7.2.2 (Indebtedness) (excluding clauses (a), (b), (c),
         (e), (g), (h), (i), (j), (l) and (m) thereof (in each case, to the extent any such clause is applicable to any Designated Restricted Subsidiary)); PROVIDED that for purposes hereof (i) the aggregate principal amount of "Obligations" permitted by clause (a) thereof shall not exceed (A) $380,000,000 minus (B) the aggregate amount of the permanent payments or prepayments of Term Loans and permanent reductions of the Revolving Loan Commitment Amount and (ii) in the case of clause (f) thereof, notwithstanding anything to the contrary therein, (A) the Designated Restricted Subsidiaries may not (individually or in the aggregate) incur Indebtedness from any Restricted Subsidiary in an aggregate outstanding principal amount exceeding $2,000,000 other than from any other Designated

         Restricted Subsidiary and no Designated Restricted Subsidiary that is a Foreign Subsidiary may incur Indebtedness from any other Restricted Subsidiary other than any other Designated Restricted Subsidiary that is also a Foreign Subsidiary and (B) no Restricted Subsidiary that is not a Designated Restricted Subsidiary may incur any Indebtedness from any Designated Restricted Subsidiary;

                  (c) 7.2.3 (Liens) (excluding clauses (a), (b), (c), (d) and
         (e) thereof (in each case, to the extent any such clause is applicable to any Designated Restricted Subsidiary));

                  (d) 7.2.5 (Investments) (excluding clauses (e)(iii), (g), (h) and (i) thereof (in each case, to the extent any such clause is applicable to any Designated Restricted Subsidiary)); PROVIDED that for purposes hereof in the case of clause (e)(ii) thereof, notwithstanding anything to the contrary therein, no Designated Restricted Subsidiary may make any Investment in any other Restricted Subsidiary other than in any other Designated Restricted Subsidiary and no Designated Restricted Subsidiary that is not a Foreign Subsidiary may make any Investment in any other Restricted Subsidiary other than any other Designated Restricted Subsidiary that is also not a Foreign Subsidiary;

                  (e) 7.2.6 (Restricted Payments, etc.); PROVIDED that for purposes hereof in the case of clause (a) thereof, notwithstanding anything to the contrary therein, no Designated Restricted Subsidiary may make a Restricted Payment to any Subsidiary of Holdings other than Intermediate Holdings or any other Designated Restricted Subsidiary;

                  (f) 7.2.8 (No Prepayment of Certain Debt) (excluding clause
         (c) thereof (as such clause relates to the Obligations evidenced hereby));

                  (g) 7.2.9 (Capital Stock of Subsidiaries) (excluding clauses
         (x), (y) and (z) thereof (in each case, to the extent any such clause is applicable to any Designated Restricted Subsidiary));

                  (h) 7.2.10 (Consolidation, Merger, etc.) (excluding clauses
         (a) and (b) thereof (in each case, to the extent any such clause is applicable to any Designated Restricted Subsidiary));

                  (i) 7.2.11 (Permitted Dispositions) (excluding clauses (d) and
         (f) thereof (in each case, to the extent any such clause is applicable to any Designated Restricted Subsidiary));

                  (j) 7.2.12 (Modification of Certain Agreements) (except as such Section may apply to any of the "Intermediate Asset Bridge Documents" or the "Intermediate Asset Bridge Note")

                  (k) 7.2.13 (Transactions with Affiliates); PROVIDED, HOWEVER, that for purposes hereof, such Section shall be incorporated by reference herein as two separate subclauses: (i) for purposes of this SUBCLAUSE (I), the terms "Restricted Subsidiary", "Restricted Subsidiaries" and "Domestic Restricted Subsidiaries" as used in such Section shall be interpreted so that no such term includes any Designated Restricted Subsidiary and (ii) for purposes of this SUBCLAUSE (II), (A) the words "Restricted Subsidiary" and "Restricted Subsidiaries" as used in such Section shall be replaced with the words "Designated Restricted Subsidiary" and "Designated Restricted Subsidiaries", (B) the words "or Kalyn/Siebert" and the words "or unless such arrangement, transaction, or contract is (i) an Investment made in accordance with Section 7.2.5, (ii) is between the Company and Domestic Restricted Subsidiaries, between Canadian Restricted Subsidiaries, between Australian Restricted Subsidiaries, or between Domestic Restricted Subsidiaries or (iii) pursuant to the Ferronor Loan Documents" shall be deleted therefrom;

                  (l) 7.2.14 (Restrictive Agreements, etc.); PROVIDED that (i) the words "Restricted Subsidiary" and "Restricted Subsidiaries" as used in such Section shall be replaced with the words "Designated Restricted Subsidiary" and "Designated Restricted Subsidiaries" and (ii) the lead in to such Section shall be amended by inserting the words "(other than the Loan Documents)" immediately following the words "enter into any agreement" and immediately preceding the word "prohibiting" in such lead in; and

                  (m) 7.2.15 (Sale and Leaseback); PROVIDED, HOWEVER, that no Designated Restricted Subsidiary shall directly or indirectly enter into any Sale Leasebacks.

         Section 6.3 INVESTMENT COMPANY ACT. None of Holdings or Intermediate Holdings will be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under the Investment Company Act of 1940, as amended.

         Section 6.4 USE OF PROCEEDS. The proceeds from the issuance and sale of the Asset Bridge Notes by Intermediate Holdings pursuant to this Agreement shall be used to fund the Transaction and to pay related fees and expenses.

         Section 6.5 COPIES OF DOCUMENTS AND NOTICES. Holdings and Intermediate Holdings will, and will cause each of its Designated Restricted Subsidiaries to, deliver to each Holder any and all certifications, notices and communications that Holdings, Intermediate Holdings or such Designated Restricted Subsidiary delivers to the Collateral Agent.

         Section 6.6 SYNDICATION EFFORTS. (a) Intermediate Holdings acknowledges that the Purchasers may transfer (such transfers, collectively, the "SYNDICATION") all or part of the Asset Bridge Notes issued to the Purchasers on the Issuance Date to one or more other Holders.

Holdings and Intermediate Holdings shall, and shall cause the Guarantors to, actively assist Rail America Funding, Inc. in completing the syndication in a manner satisfactory to it. Without limiting the foregoing, upon the request of Rail America Funding, Inc., Holdings and Intermediate Holdings shall, and shall cause the Guarantors to (i) use commercially reasonable efforts to ensure that the syndication efforts benefit materially from the Purchasers existing lending and other financing relationships, (ii) provide direct contact between senior management and advisors of Holdings, Intermediate Holdings and the Guarantors and the proposed Holders, (iii) assist in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication and (iv) host, with Rail America Funding, Inc. or on one or more of their respective Affiliates, of one or more meetings of prospective Holders.

         (b) Rail America Funding, Inc. or one of its Affiliates shall manage all aspects of any syndication, in consultation with Intermediate Holdings including decisions as to the selection of potential Holders to be approached and when they will be approached, when their commitments will be accepted, which potential Holders will participate, and the principal amount of the Asset Bridge Notes to be transferred to each such Holder. In order to assist Rail America Funding, Inc. or such Affiliate in any syndication efforts, Holdings and Intermediate Holdings shall, and shall cause each of the Guarantors to, promptly prepare and provide to Rail America Funding, Inc., the Purchasers or such Affiliate all information with respect to Holdings, Intermediate Holdings, the Transaction and the other transactions contemplated hereby and thereby, including all financial information and projections, as Rail America Funding, Inc. or such Affiliate may reasonably request in connection with such syndication.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         Section 7.1 EVENTS OF DEFAULT DEFINED; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following (each, an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall have occurred and be continuing:

                  (a) default in the payment of all or any part of the principal or premium, if any, on any of the Asset Bridge Notes as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; or

                  (b) default in the payment of any installment of interest upon any of the Asset Bridge Notes or any fees payable under this Agreement or any amount payable under

         SECTION 2.7 as and when the same shall become due and payable, and continuance of such default for a period of five days; or

                  (c) failure on the part of Holdings or Intermediate Holdings to observe or perform any of the covenants contained in SECTIONS 6.1(G), 6.2, 6.3, or 6.4 of this Agreement; or

                  (d) failure on the part of Holdings or Intermediate Holdings to observe or perform any of the other covenants or agreements contained in the Financing Documents, if such failure shall continue for a period of 30 days after the date on which written notice thereof shall have been given to Intermediate Holdings by a Holder; or

                  (e) there shall be a default in respect of any Indebtedness of Intermediate Holdings or any of its Designated Restricted Subsidiaries in an aggregate principal amount in excess of $5,500,000 whether such Indebtedness now exists or shall hereafter be created (excluding the Asset Bridge Notes) if such default results in acceleration of the maturity of such Indebtedness; or Intermediate Holdings or any of its Designated Restricted Subsidiaries shall fail to pay at maturity any such Indebtedness whether such Indebtedness now exists or shall hereafter be created; or

                  (f) any representation, warranty, certification or statement made or deemed made by Holdings, Intermediate Holdings or any of its Designated Restricted Subsidiaries in any Financing Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Financing Document shall prove to have been untrue in any material respect when made or deemed made; or

                  (g) a Change in Control has occurred; or

                  (h) any of the Financing Documents to which Holdings, Intermediate Holdings or a Guarantor is a party shall for any reason fail to constitute the valid and binding agreement of Holdings, Intermediate Holdings or such Guarantor as the case may be; or

                  (i) any Event of Default set forth in Sections 8.1.6 (Judgments) (PROVIDED that the amount "$5,000,000" therein shall be replaced with the amount "$5,500,000") or 8.1.9 (Bankruptcy, Insolvency, etc.) of the Incorporated Agreement, in each case to the extent that each such Section relates to Intermediate Holdings and the Designated Restricted Subsidiaries,

then, and in each and every such case (other than an Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 of the Incorporated Agreement as incorporated by reference in CLAUSE (I) above with respect to any Obligor), unless the principal of all the Asset Bridge Notes shall have already become due and payable, the Majority Holders (or, if at such time the Purchasers no longer hold at least 50% of the aggregate outstanding principal amount of the Asset Bridge Notes, Holders of at least 33 1/3% of the aggregate outstanding principal amount of the Asset Bridge Notes), by notice in writing to Intermediate Holdings and the Administrative Agent, may declare the entire outstanding principal amount of the Asset Bridge Notes together with accrued and unpaid interest thereon to be immediately due and payable; PROVIDED that for so long as the Loan Documents are in effect, such acceleration shall not become effective until the earlier of (i) five Business Days after the notice of acceleration is given to the Administrative Agent or (ii) the date on which the Indebtedness under the Loan Documents is accelerated. If an Event of Default described in clauses (b), (c) or (d) of Section 8.1.9 of the Incorporated Agreement that have been incorporated by reference in CLAUSE (I) above with respect to any Obligor occurs, the outstanding principal of and accrued and unpaid interest on the Asset Bridge Notes will be immediately due and payable without any notice, declaration or other act on the part of the Holders. The Majority Holders may annul any notice of acceleration or past Defaults (other than monetary Defaults not yet cured) by delivering a notice of annulment to Intermediate Holdings and the Administrative Agent. If an Event of Default shall occur and be continuing, the Purchasers shall have the right to appoint one (1) representative to serve as a member of the Board of Directors of Holdings; PROVIDED, HOWEVER, that such right shall terminate if the Purchasers no longer hold at least 50% of the aggregate outstanding principal amount of the Asset Bridge Notes.


                                  ARTICLE VIII

                             LIMITATION ON TRANSFERS

         Section 8.1 RESTRICTIONS ON TRANSFER. From and after the Issuance Date, none of the Asset Bridge Notes shall be transferable except upon the conditions specified in SECTIONS 8.2 and 8.3, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Asset Bridge Notes or any interest therein and SECTION 8.4. The Purchasers will cause any proposed transferee of any Asset Bridge Notes (or any interest therein) held by it to agree to take and hold such Asset Bridge Notes (or any interest therein) subject to the provisions and upon the conditions specified in this SECTION 8.1 and in SECTIONS 8.2 and 8.3.

         Section 8.2 RESTRICTIVE LEGENDS. (a) Each Asset Bridge Note issued to the Purchasers or to a subsequent transferee shall (unless otherwise permitted by the provisions of SECTION 8.2(B) or SECTION 8.3) include a legend in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS

                  OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 4, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OF THIS SECURITY AT ITS PRINCIPAL EXECUTIVE OFFICE.

         (b) Any Holders of Asset Bridge Notes registered pursuant to the Securities Act and qualified under applicable state securities laws may exchange such Asset Bridge Notes on transfer for new securities that shall not bear the legend set forth in CLAUSE (A) of this SECTION 8.2.

         Section 8.3 NOTICE OF PROPOSED TRANSFERS. (a) Ten days prior to any proposed Transfer (other than Transfers of Asset Bridge Notes (i) registered under the Securities Act, (ii) to an Affiliate of Rail America Funding, Inc. or a general partnership in which Rail America Funding, Inc., or any of its Affiliates is one of the general partners or (iii) to be made in reliance on Rule 144A under the Securities Act) of any Asset Bridge Notes, the holder thereof shall give written notice to Intermediate Holdings of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, and which notice shall be accompanied by (A) an opinion of the proposed transferee's counsel (reasonably satisfactory to Intermediate Holdings) addressed to Intermediate Holdings to the effect that the proposed Transfer of such Asset Bridge Notes may be effected without registration under the Securities Act, (B) such representation letters in form and substance reasonably satisfactory to Intermediate Holdings to ensure compliance with the provisions of the Securities Act and (C) such letters in form and substance reasonably satisfactory to Intermediate Holdings from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement. Such proposed Transfer may be effected only if Intermediate Holdings shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Asset Bridge Notes shall be entitled to Transfer such Asset Bridge Notes in accordance with the terms of the notice delivered by the holder to Intermediate Holdings. Each Asset Bridge Note transferred as above provided shall bear the legend set forth in SECTION 8.2(A) except that such Asset Bridge Note shall not bear such legend if the opinion of counsel referred to above is to the further effect that neither such legend nor the restrictions on Transfer in SECTIONS 8.1 through 8.3 are required in order to ensure compliance with the provisions of the Securities Act.

         (b) Ten days prior to any proposed Transfer of any Asset Bridge Notes to be made in reliance on Rule 144A under the Securities Act ("RULE 144A"), the holder thereof shall give written notice to Intermediate Holdings of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer and certifying that such Transfer will be made (i) in full compliance with Rule 144A and (ii) to a transferee that (A) such holder reasonably believes to be a "qualified institutional buyer" within the meaning of Rule 144A and

(B) is aware that such Transfer will be made in reliance on Rule 144A. Such proposed Transfer may be effected only if Intermediate Holdings shall have received such notice of transfer, whereupon the holder of such Asset Bridge Notes shall be entitled to Transfer such Asset Bridge Notes in accordance with the terms of the notice delivered by the holder to Intermediate Holdings. Each Asset Bridge Note transferred as above provided shall bear the legend set forth in SECTION 8.2(A).

         Section 8.4 RIGHT TO SELL, TRANSFER OR ASSIGN ASSET BRIDGE NOTES. Subject to SECTIONS 8.1 through 8.3, the Purchasers shall have the absolute and unconditional right to Transfer Asset Bridge Notes in compliance with applicable law to any third party at any time.

         Section 8.5 REPLACEMENT ASSET BRIDGE NOTES. Within five Business Days after any Transfer made pursuant to SECTION 8.3(A) or 8.3(B), upon surrender to Intermediate Holdings of the Asset Bridge Notes subject to such Transfer, Intermediate Holdings, at its own expense, shall execute and deliver to the Purchaser in exchange for the Asset Bridge Note or Asset Bridge Notes that are subject of such Transfer a new Asset Bridge Note or Asset Bridge Notes registered in the name of the transferee of such Asset Bridge Note or Asset Bridge Notes (or in such name or names as shall be designated by such transferee) in an amount equal to the aggregate principal amount of the Asset Bridge Note or Asset Bridge Notes so transferred, and if the transferring Holder has not transferred all of the Asset Bridge Notes held by such transferor a new Asset Bridge Note or Asset Bridge Notes registered in the name of the transferring holder (or such name or names as shall be designated by such transferring holder) equal to the aggregate principal amount of the Asset Bridge Notes surrendered in connection with such Transfer less the aggregate principal amount of the Asset Bridge Note or Asset Bridge Notes that are the subject of such Transfer, which shall be dated the effective date of such Transfer and shall otherwise be in substantially the form of EXHIBIT B attached hereto. Holdings shall not be required to pay any documentary stamp tax which may be payable in respect of any Transfer of any Asset Bridge Note from a Holder to any transferee; PROVIDED that Holdings shall take all such actions as may be reasonably requested by such Holder or such transferee to minimize or eliminate any such tax.


                                   ARTICLE IX

                                COLLATERAL AGENT

         Section 9.1 ACTIONS. Each Holder by accepting its Asset Bridge Note and an interest in the Collateral (as defined in the Security Documents) securing such Asset Bridge Note hereby appoints Rail America Holdings Funding, Inc. as its Collateral Agent under and for purposes of each Security Document. Each Holder authorizes the Collateral Agent to act on behalf of such Holder under each Security Document and, in the absence of other written instructions from the Majority Holders received from time to time by the Collateral Agent (with respect to which the Collateral Agent agrees that it will comply in such capacity, except as otherwise provided in this

Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers thereunder as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Holder hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Collateral Agent, PRO RATA according to the percentage of the outstanding aggregate principal amount of such Holder's Asset Bridge Note in respect of the outstanding aggregate principal amount of all Asset Bridge Notes, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Collateral Agent in any way relating to or arising out of any Security Document, including reasonable attorneys' fees, and as to which the Collateral Agent is not reimbursed by Holdings or Intermediate Holdings; PROVIDED, HOWEVER, that no Holder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from the Collateral Agent's gross negligence or wilful misconduct. The Collateral Agent shall not be required to take any action under any Security Document, or to prosecute or defend any suit in respect of any Security Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Collateral Agent shall be or become, in the Collateral Agent's determination, inadequate, the Collateral Agent may call for additional indemnification from the Holders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         Section 9.2 EXCULPATION. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable to any Holder for any action taken or omitted to be taken by it under any Security Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Security Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Security Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by the Collateral Agent shall not obligate it to make any further inquiry or to take any action. The Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Collateral Agent believes to be genuine and to have been presented by a proper Person.

         Section 9.3 SUCCESSOR. The Collateral Agent may resign as such at any time upon at least 30 days' prior notice to Holdings and Intermediate Holdings and all Holders. If the Collateral Agent at any time shall resign, the Majority Holders may appoint another Holder as a successor Collateral Agent which shall thereupon become the Collateral Agent under the Security Documents. If no successor Collateral Agent shall have been so appointed by the Majority Holders, and shall have accepted such appointment, within 30 days after the retiring Collateral

Agent's giving notice of resignation, then the retiring Collateral Agent may, on behalf of the Holders, appoint a successor Collateral Agent, which shall be one of the Holders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; PROVIDED, HOWEVER, that if, such retiring Collateral Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth above in this SECTION 9.3, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective and the Holders shall assume and perform all of the duties of the Collateral Agent under the Security Documents until such time, if any, as the Majority Holders appoint a successor as provided for above. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall be entitled to receive from the retiring Collateral Agent such documents of transfer and assignment as such successor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under the Security Documents. After any retiring Collateral Agent's resignation hereunder as the Collateral Agent, the provisions of this ARTICLE shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under the Security Documents.

         Section 9.4 ASSET BRIDGE NOTES HELD BY THE COLLATERAL AGENT. The Collateral Agent shall have the same rights and powers with respect to the Asset Bridge Notes held by it or any of its Affiliates as any other Holder and may exercise the same as if it were not the Collateral Agent. The Collateral Agent and each of its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Holdings, Intermediate Holdings or any Subsidiary or Affiliate of Holdings as if the Collateral Agent were not the Collateral Agent under the Security Documents

         Section 9.5 CREDIT DECISIONS. Each Holder acknowledges that it has, independently of the Collateral Agent and each other Holder, and based on such Holder's review of the financial information of Holdings, Intermediate Holdings and the Restricted Subsidiaries, the Financing Documents (the terms and provisions of which being satisfactory to such Holder) and such other documents, information and investigations as such Holder has deemed appropriate, made its own credit decision to hold its Asset Bridge Note. Each Holder also acknowledges that it will, independently of the Collateral Agent and each other Holder, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Financing Documents.

         Section 9.6 RELIANCE BY THE COLLATERAL AGENT. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by the Security Documents, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Holders or all of the Holders as is required in such circumstance, and such instructions of such Holders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

         Section 9.7 DEFAULTS. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of a Default unless the Collateral Agent has received a written notice from a Holder, Holdings or Intermediate Holdings specifying such Default and stating that such notice is a "Notice of Default". In the event that the Collateral Agent receives such a notice of the occurrence of a Default, the Collateral Agent shall give prompt notice thereof to the Holders. The Collateral Agent shall (subject to SECTION 11.2) take such action with respect to such Default as shall be directed by the Majority Holders; PROVIDED, that unless and until the Collateral Agent shall have received such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Holders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Holders or all Holders, as applicable.

         Section 9.8 PAYMENT OF COSTS AND EXPENSES. Holdings and Intermediate Holdings jointly and severally agree to pay on demand all expenses of the Collateral Agent (including the reasonable fees and out-of-pocket expenses of Mayer, Brown & Platt, counsel to the Collateral Agent and of local counsel, if any, who may be retained by or on behalf of the Collateral Agent) in connection with

                  (i) the negotiation, preparation, execution and delivery of each Security Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Security Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

                  (ii) the filing or recording of any Security Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Issuance Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Security Document; and

                  (iii) the preparation and review of the form of any document or instrument relevant to any Security Document.

Holdings and Intermediate Holdings further jointly and severally agree to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Security Document. Holdings and Intermediate Holdings also jointly and severally agree to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with the enforcement of the Security Documents.

         Section 9.9 INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by each Purchaser and the continued maintainenance by the Holders of the Indebtedness evidenced by the Asset Bridge Notes, Holdings and Intermediate Holdings, jointly and severally, hereby indemnify, exonerate and hold each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "INDEMNIFIED SECURED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Secured Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Secured Parties or any of them as a result of, or arising out of, or relating to

                  (i) the entering into and performance of any Security Document by any of the Indemnified Secured Parties (including any action brought by or on behalf of Holdings or Intermediate Holdings in connection with the administration thereof, provided that any such action is resolved in favor of such Indemnified Secured Party);

                  (ii) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment on, under or arising from any operations or property owned, leased or operated upon (including right of way easements) of any Designated Restricted Subsidiary, Intermediate Holdings or Holdings or the Release by any Designated Restricted Subsidiary, Intermediate Holdings or Holdings of any Hazardous Material;

                  (iii) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any operations of any Designated Restricted Subsidiary, Intermediate Holdings or Holdings on any real property owned, leased, or operated upon (including right of way easements) by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

                  (iv) each Secured Party's Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Designated Restricted Subsidiary, Intermediate Holdings or Holdings by foreclosure or by a deed in lieu of foreclosure for any Secured Party's Environmental Liability, regardless of whether caused by, or within the control of, such Designated Restricted Subsidiary, Intermediate Holdings or Holdings);

except for Indemnified Liabilities arising for the account of a particular Indemnified Secured Party by reason of the relevant Indemnified Secured Party's gross negligence or wilful misconduct. Each Designated Restricted Subsidiary, Intermediate Holdings and Holdings and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Secured Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Secured Party is strictly liable under any Environmental Laws, the obligation of each Designated Restricted Subsidiary, Intermediate Holdings and Holdings to such Indemnified Secured Party under this indemnity shall likewise be without regard to fault on the part of any Designated Restricted Subsidiary, Intermediate Holdings or Holdings with respect to the violation or condition which results in liability of an Indemnified Secured Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Designated Restricted Subsidiary, Intermediate Holdings and Holdings agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.


                                    ARTICLE X

                                   GUARANTEES

         Section 10.1 GUARANTEES. (a) Subject to SECTION 10.2, each of the Guarantors jointly and severally unconditionally guarantees to each Holder, irrespective of the validity and enforceability of the other provisions of this Agreement, or of the Financing Documents, the Asset Bridge Notes and the obligations of Intermediate Holdings hereunder or thereunder, that: (i) the principal of, premium, if any, and interest, if any, on the Asset Bridge Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium, if any, and interest, if any, on the Asset Bridge Notes (including all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by Intermediate Holdings but for the effect of any bankruptcy law, if any), and all other obligations of Intermediate Holdings to the Holders under this Agreement, the Financing Documents and the Asset Bridge Notes shall be promptly paid in full when due or performed, all in accordance with the terms of this Agreement, the Financing Documents and the Asset Bridge Notes; and (ii) in case of any extension of time of payment or renewal of any Asset Bridge Notes, or the issuance of any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with their terms whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be jointly and severally and unconditionally obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to SECTION
7.1. Each Guarantor agrees that this is a continuing guarantee of payment and not merely a guarantee of collection.

         (b) The Guarantors hereby agree that, subject to SECTION 10.2, their obligations hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of Intermediate Holdings under this Agreement, the Financing Documents or the Asset Bridge Notes, by operation of law or otherwise;

                  (ii) any modification or amendment of or supplement to any other provisions of this Agreement, or to the Financing Documents or the Asset Bridge Notes with the consent of the Guarantors, which consent shall not be unreasonably withheld;

                  (iii) any release, non-perfection or invalidity of any direct or indirect security for, or any other guarantee of, any of the obligations guaranteed by this ARTICLE X;

                  (iv) any change in the corporate existence, structure or ownership of Intermediate Holdings, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Intermediate Holdings or its assets or any resulting release or discharge of any obligation of Intermediate Holdings contained in this Agreement, the Financing Documents or the Asset Bridge Notes;

                  (v) the existence of any claim, set-off or other rights which any Guarantor may have at any time against Intermediate Holdings or any other Person, whether in connection herewith or with an unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (vi) any invalidity or unenforceability relating to or against Intermediate Holdings for any reason of this Agreement, the Financing Documents or the Asset Bridge Notes, or any provision of applicable law or regulation purporting to prohibit the payment by Intermediate Holdings of the principal of or interest on the Asset Bridge Notes or any other amount payable by it under this Agreement, the Financing Documents or the Asset Bridge Notes;

                  (vii) any other act or omission to act or delay of any kind by Intermediate Holdings or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of any Guarantor's obligations hereunder; or

                  (viii) any issuance of Additional Asset Bridge Notes pursuant to SECTION 2.5(D).

         (c) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Intermediate Holdings, any right to require a proceeding first against Intermediate Holdings, protest, notice and all demands whatsoever and covenants that, subject to this Article X, this Guarantee shall not be discharged except by complete performance of all obligations on and with respect to the Asset Bridge Notes, this Agreement and the Financing Documents.

         (d) If any Holder is required by any court or otherwise to return to Intermediate Holdings or any of the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either Intermediate Holdings or any of the Guarantors, any amount paid to such Holder, this Guarantee, to the extent of the amount so returned, shall be reinstated in full force and effect.

         (e) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in SECTION 7.1 notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in SECTION 7.1, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

         Section 10.2 LIMITATION ON GUARANTOR LIABILITY. Each Guarantor, and by its acceptance of Asset Bridge Notes, each Holder, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Guarantee, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

         Section 10.3 CONSOLIDATION OR MERGER OF GUARANTORS. Without limiting the provisions of CLAUSE (H) of SECTION 6.2, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless such corporation, person or entity is a Guarantor.


                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereinafter specify for the purpose. Each such notice, demand or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified on the signature page hereof, or (ii) if given by overnight courier, addressed as aforesaid or by any other means, when delivered at the address specified in this Section.

         Section 11.2 NO WAIVERS; AMENDMENTS. (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise.

         (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by Intermediate Holdings and the Majority Holders; PROVIDED, that without the consent of each Holder of any Asset Bridge Note affected thereby, an amendment, supplement or waiver may not (a) reduce the aggregate principal amount of Asset Bridge Notes whose Holders must consent to an amendment, supplement or waiver, (b) reduce the rate or extend the time for payment of interest on any Asset Bridge Note, (c) reduce the principal amount of or extend the stated maturity of any Asset Bridge Note or (d) make any Asset Bridge Note payable in money or property other than as stated in the Asset Bridge Notes. In determining whether the Holders of the requisite principal amount of Asset Bridge Notes have concurred in any direction, consent, or waiver as provided in this Agreement or in the Asset Bridge Notes, Asset Bridge Notes which are owned by Intermediate Holdings or any other obligor on or guarantor of the Asset Bridge Notes, or, except for Rail America Funding, Inc. and its Affiliates by any Person controlling, controlled by, or under common control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and PROVIDED, FURTHER, that no such amendment, supplement or waiver which affects (x) the rights of the Purchasers and its Affiliates otherwise than solely in their capacities as Holders of Asset Bridge Notes shall be effective with respect to them without their prior written consent or (y) the interests, rights or obligations of the Collateral Agent (in its capacity as the Collateral Agent) shall be effective without the Collateral Agent's prior written consent.

         Section 11.3 INDEMNIFICATION. (a) Intermediate Holdings (the "INDEMNIFYING PARTY") agrees to indemnify and hold harmless each Purchaser, its respective Affiliates, and each Person, if any, who controls such Purchaser, or any of its Affiliates, within the meaning of the Securities Act or the Exchange Act (a "CONTROLLING PERSON"), and the respective partners, agents, employees, officers and directors of such Purchaser, its Affiliates and any such Controlling Person (each an "INDEMNIFIED PARTY," and collectively, the "INDEMNIFIED PARTIES"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto) arising out of, or in connection with any activities contemplated by this Agreement or any other services rendered in connection herewith, including, but not limited to, losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or any alleged untrue statement of a material fact or any omission or any alleged omission to state a material fact in any of the disclosure or offering or confidential information documents (the "DISCLOSURE DOCUMENTS") pertaining to any of the transactions or proposed transactions contemplated herein, including any eventual refinancing or resale of the Asset Bridge Notes, PROVIDED, that the Indemnifying Party will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith. The Indemnifying Party also agrees that (i) no Purchaser shall have liability (except for breach of provisions of this Agreement) for claims, liabilities, damages, losses or expenses, including legal fees, incurred by the Indemnifying Party in connection with this Agreement, unless they are determined by final judgment of a court of competent jurisdiction to result from such Purchaser's gross negligence, willful misconduct or bad faith and (ii) no Purchaser shall in any event have any liability to Intermediate Holdings on any theory of liability for special or punitive damages (as opposed to direct or actual damages) arising out of, or in connection with, or as a result of this Agreement.

         (b) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Indemnifying Party under this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall, if requested by such Indemnified Party or if the Indemnifying Party desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Indemnifying Party shall not affect any obligations the Indemnifying Party may have to such Indemnified Party under this Agreement or otherwise unless the Indemnifying Party is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Indemnifying Party has failed to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, PROVIDED, HOWEVER, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchasers. The Indemnifying Party shall not be liable for any settlement of any such action effected without the written consent of the Indemnifying Party (which shall not be unreasonably withheld) and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reasons of settlement of any action effected with the consent of the Indemnifying Party. In addition, the Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, reasonably satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

         (c) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party on the one hand and by a Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and such Purchaser on the other, but also the relative fault of the Indemnifying Party and such Purchaser as well as any other relevant equitable considerations. Notwithstanding the provisions of this
SECTION 11.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of fees actually received by the Purchasers pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Indemnifying Party on the one hand and a Purchaser on the other with respect to the transactions contemplated hereby shall be deemed to be in the same proportion as (i) the aggregate principal amount of Asset Bridge Notes issued by Intermediate Holdings bears to (ii) the fees actually received by such Purchaser pursuant to this Agreement. The relative fault of the Indemnifying Party on the one hand and a Purchaser on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Indemnifying Party or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (d) The indemnification, contribution and expense reimbursement obligations set forth in this SECTION 11.3 (i) shall be in addition to any liability the Indemnifying Party may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the payment in full of the Asset Bridge Notes and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

         Section 11.4 EXPENSES. Intermediate Holdings agrees to pay all reasonable out-of-pocket costs, expenses and other payments of the Purchasers in connection with the purchase and sale of the Asset Bridge Notes as contemplated by this Agreement including without limitation (i) reasonable fees and disbursements of special counsel and any local counsel for the Purchasers incurred in connection with the preparation of this Agreement, (ii) all reasonable out-of-pocket expenses of the Purchasers, including reasonable fees and disbursements of counsel, in connection with any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (iii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Purchasers and each Holder of Asset Bridge Notes, including reasonable fees and disbursements of a single counsel (which counsel shall be selected by the Purchasers if the Purchaser is a Holder of Asset Bridge Notes when such Event of Default occurs), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

         Section 11.5 PAYMENT. Intermediate Holdings agrees that, so long as a Purchaser shall own any Asset Bridge Notes purchased by it from Intermediate Holdings hereunder, Intermediate Holdings will make payments to such Purchaser of all amounts due thereon by wire transfer by 1:00 P.M. (New York City time) on the date of payment to such account as is specified beneath such Purchaser's name on the signature page hereof or to such other account or in such other similar manner as such Purchaser may designate to Intermediate Holdings in writing.

         Section 11.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Holdings, Intermediate Holdings, the Purchasers, the Guarantors and their respective successors and assigns; PROVIDED that none of Holdings, Intermediate Holdings or any Guarantor may assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to the Purchasers and its Affiliates, or to Holders are for the express benefit of such Persons.

         Section 11.7 BROKERS. Intermediate Holdings represents and warrants that, except for Donaldson, Lufkin & Jenrette Securities Corporation and Barclays Capital, it has not employed any broker, finder, financial advisor or investment banker who might be entitled to any brokerage, finder's or other fee or commission in connection with the Transaction or the sale of the Asset Bridge Notes.

         Section 11.8 NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         Section 11.9 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 11.11 CONFIDENTIALITY. (a) Intermediate Holdings acknowledges and agrees that: (i) the Purchasers and certain of their respective Affiliates are a full service financial firm and as such may from time to time effect transactions for their own account or the account of customers, and hold positions in loans or options on loans of Persons that may be the subject of this arrangement; (ii) the Purchasers may employ the services of Donaldson, Lufkin & Jenrette Securities Corporation and its Affiliates in providing certain services hereunder and may, subject to CLAUSE
(B) below, exchange with such entities information concerning Holdings, Intermediate Holdings and the Guarantors, and such Affiliates will be entitled to the benefits afforded the Purchasers hereunder, and (iii) the Purchasers or their respective Affiliates may be providing financing or other services to Persons whose interests may conflict with the interest of Holdings, Intermediate Holdings and the Guarantors.

         (b) The Purchasers and each other Holder agrees to keep confidential any confidential information; PROVIDED that nothing herein shall prevent the Purchasers or such other Holder from disclosing any such information (i) to any Person which receives such information having been made aware of, and which agrees to maintain, the confidential nature thereof in order to facilitate or enable the Purchasers or such other Holder to syndicate, sell transfer (including, without limitation, the transfer of a participation in the Asset Bridge Notes) or assign any portion of its notes, (ii) to any Holder, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors which receive such information having been made aware of the confidential nature thereof, (iv) upon the request or demand of any Governmental Authority having jurisdiction over either Purchaser or such other Holder, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any legal requirement, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

         Section 11.12 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the issuance of the Asset Bridge Notes.

         Section 11.13 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         Section 11.14 INTEGRATION. This Agreement represents the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Holdings, Intermediate Holdings or the Purchasers relative to the subject matter hereof not expressly set forth herein or in the other Financing Documents.

         Section 11.15 REPLACEMENT ASSET BRIDGE NOTES. If any mutilated Asset Bridge Note is surrendered to Intermediate Holdings or Intermediate Holdings receives reasonably satisfactory evidence of the destruction, loss or theft of any Asset Bridge Note (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such destruction, loss or theft), Intermediate Holdings shall, at the expense of the holder of such Asset Bridge Note, execute and deliver, in lieu thereof, a new Asset Bridge Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Asset Bridge Note or dated the date of such lost, stolen, destroyed or mutilated Asset Bridge
Note if no interest shall have been paid thereon.

         Section 11.16 HEADINGS. Section headings used herein and in the table of contents are for convenience only and are not to effect the construction of, or be taken into consideration in interpreting this Agreement and the other Financing Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                    PALM BEACH RAIL HOLDING, INC.


                                    By:  /s/ Joseph B. Doherty
                                       ------------------------------------
                                         Name: Joseph B. Doherty
                                         Title: Treasurer

                                    Address for Notices:
                                        5300 Broken Sound Blvd. N.W.
                                        Boca Raton, FL 33487
                                        Telecopier:  (561) 994-3929
                                        Attention:  Joseph B. Doherty



                                    GUARANTORS:
                                    RAILAMERICA, INC.


                                    By:  /s/ Joseph B. Doherty
                                       ------------------------------------
                                         Name: Joseph B. Doherty
                                         Title: Treasurer

                                    Address for Notices:
                                        5300 Broken Sound Blvd. N.W.
                                        Boca Raton, FL 33487
                                        Telecopier:  (561) 994-3929
                                        Attention:  Joseph B. Doherty


                                    KALYN/SIEBERT I, INCORPORATED


                                    By:
                                       ------------------------------------
                                        Name:
                                        Title:

                                 KS BOCA, INC.


                                 By:
                                    ------------------------------------
                                     Name:
                                     Title:


                                 KALYN/SIEBERT, L.P.
                                 By Kalyn/Siebert I, Incorporated, its general
                                        partner

                                     By:
                                        ------------------------------------
                                     Name:
                                     Title:

COMMITMENT:                         PURCHASERS:
-----------                         RAIL AMERICA HOLDINGS FUNDING,
$55,000,000                           INC.


                                    By:
                                       ------------------------------------
                                         Name:
                                         Title:

                                    Address for Notices:
                                        277 Park Avenue
                                        New York, NY 10172
                                        Telecopier: 212-892-7542
                                        Attention: Joe Adipietro

                                    Wiring Instructions:

                                        ABA#
                                        A/C#
===========                             Attention:
$55,000,000